Exhibit 99.1

661 East Davis Street
Post Office Box 703
Elba, Alabama 36323

PRESS RELEASE
FOR IMMEDIATE RELEASE
For Additional Information: Contact Brian McLeod - Chief Financial Officer @ (334) 897-2273.
Alabama Department of Insurance Sets Public Hearing Date for The National Security Group, Inc. and VR Insurance Holdings, Inc. Transaction
ELBA, ALABAMA and SAN FRANCISCO, CALIFORNIA (May 12, 2022)...The National Security Group, Inc. (NASDAQ:NSEC) and VR Insurance Holdings, Inc. (“VR Holdings”) today announced that the Alabama Department of Insurance (ALDOI) has set a public hearing to consider the proposed acquisition of control of The National Security Group, Inc. (NSG) by VR Holdings. In accordance with Section 27-29-3 Code of Alabama 1975, as amended, VR Holdings has filed a Form A to request the Alabama Commissioner of Insurance to approve the transaction contemplated by the Agreement and Plan of Merger dated January 26, 2022, between NSG and VR Holdings (the “Transaction”), which was previously disclosed in a joint release dated January 26, 2022.

The public hearing will be held in the offices of the ALDOI, 201 Monroe Street, Suite 502, Montgomery, Alabama 36104, on June 14, 2022, at 10:00 a.m., Central Time. At the hearing, representatives of VR Holdings and NSG as well as any stockholders of NSG and other persons whose interest may be affected by the Transaction shall have the right to present evidence, examine and cross examine witnesses and offer oral and written arguments, and in connection therewith, shall be entitled to conduct discovery proceeding in the same manner as currently allowed in the circuit courts of Alabama. All discovery proceedings must be concluded not later than three days prior to the date of the hearing.

VR Holdings is providing this notice to the stockholders of NSG at the direction of the Alabama Insurance Commissioner’s order dated May 2, 2022. Any stockholder or other interested person desiring to participate either in person or by video conference must notify the ALDOI by electronic mail addressed to Shawn.Stewart@insurance.alabama.gov not later than June 12, 2022.

NSG has scheduled a special meeting of its stockholders on June 20, 2022, to consider and vote on the approval of the Transaction as required by the Delaware General Corporation Law. NSG will provide its stockholders of record on April 26, 2022, a definitive proxy statement in connection with the Board of Directors’ solicitation of proxies to vote on the approval of the Transaction. The proxy statement will be filed with the Securities and Exchange Commission when it is first mailed to the stockholders. Stockholders of NSG are urged to read the proxy statement because it contains important information regarding the Transaction.

NSG and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with their vote on the proposed Transaction. Information about the directors and executive officers of NSG and their ownership of NSG common stock is set forth in NSG’s Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on March 23, 2022. Investors and Stockholders of NSG can obtain a free copy of the proxy statement and Form 10-K as well as other reports filed by NSG with the SEC at the SEC’s website at http://www.sec.gov. or by contacting Laura Williams Jordan at NSG by telephone at (334) 897 2273 or by email at Laura.Jordan@nsgcorp.com.

About The National Security Group, Inc
The National Security Group, Inc. (NASDAQ:NSEC), through its property and casualty and life insurance subsidiaries, offers property, casualty, life, accident and health insurance in ten states. The Company primarily writes personal lines property coverage including specialty market dwelling fire and windstorm, homeowners and mobile homeowners lines of insurance. The Company also offers life, accident and health, supplemental hospital and cancer insurance products. The Company was founded in 1947 and is based in Elba, Alabama. Additional information about the Company, including additional details of recent financial results, can be found on our website: www.nationalsecuritygroup.com.

About VR Holdings, Inc.
VR Holdings is a newly formed Delaware company founded by Vivek Ranadivé and a group of family office and strategic investors. VR Holdings has been formed to serve as the holding company for NSG and potentially other insurance and financial services businesses.

Caution Regarding Forward-Looking Statements
The news release contains historical and forward-looking statements that are based on estimates and anticipation of future events by NSG that are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward looking statements. The expectations regarding the timing, closing and effects of the Transaction may be beyond the control of NSG and are difficult or impossible to predict. The forward looking statements speak only as of the date of this release and NSG does not undertake and specifically declines any obligation to update or revise any forward looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.